UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 11, 2004

AUTOIMMUNE INC.

(Exact Name of Registrant as specified in its charter)

DELAWARE	0-20948	13-348-9062
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1199 Main Street, Pasadena, CA	91103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 792-1235

Not Applicable

(Registrant’s name or former address, if change since last report)

Item 12. Results of Operations and Financial Condition.

AutoImmune Inc. issued a press release on August 11, 2004 announcing its financial results for the quarter ended June 30, 2004, a copy of which is furnished as Exhibit 99.1.

The information in this Item 12 and the exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, and it shall not be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2004	AUTOIMMUNE INC.

	By:	/s/ Heather A. Ellerkamp
	Name:	Heather A. Ellerkamp
	Title:	Director of Finance and Treasurer